SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2007
(Date of Earliest Event Reported)

HAMMONDS INDUSTRIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-50912	88-0225318
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 28, 2006, the Registrant's board of directors recommended and approved the engagement of John A. Braden & Co., P.C. as its independent accountant to audit the Registrant's consolidated financial statements for its fiscal year ending December 31, 2006. Effective January 1, 2007, John A. Braden & Co., P.C. merged with GLO CPAs, LLP, which firm issued its report on the Registrant's consolidated financial statements for the year ended December 31, 2006. As a result of the merger of John A. Braden & Co., P.C. into GLO CPAs, LLP, the board of directors recommended and approved the engagement of GLO CPAs, LLP as the Registrant's auditors for its fiscal year ending December 31, 2007.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 18, 2007, the board of directors of Hammonds Industries, Inc. (the "Company") accepted the resignation of Gary D. Woerz as Chief Executive Officer, Chief Financial Officer and as a Director of the Company, effective May 31, 2007. Gary D. Woerz served as the Company's Chief Executive Officer and Chief Financial Officer since June 2002 and as a Director since February 2005. Mr. Woerz informed the Company that the reason for his resignation was to permit him to pursue a new business opportunity.

The Company's board of directors appointed Sherry Couturier as the Company's Chief Financial Officer and was elected as a director, both effective on June 1, 2007. Since August 2006, Ms. Couturier has served as the Company's accounting manager. Ms. Couturier has a B.S. degree in Accounting from the University of Alabama and has been a Certified Public Accountant since 1986. Prior to joining the Company in August 2006, Ms. Couturier worked for El Paso Corporation for 14 years in various supervisory capacities in the accounting departments.

Daniel Dror, Chairman of the Company as well as Chairman, CEO and President of the Company's parent, American International Industries, Inc., was appointed by the Company's board of directors as the Company's CEO effective June 1, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The following documents are filed as exhibits to this report on Form 8-k or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17	Letter of resignation dated May 18, 2007, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hammonds Industries, Inc.
By: /s/ Daniel Dror, Chief Executive Officer and President

Date: May 21, 2007